UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 22, 2021

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.

(Exact name of registrant as specified in charter)

Maryland	000-25043	22-1697095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Main Street, Hackensack, New Jersey	07601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 488-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FREVS	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

Purchase and Sale Agreement

On November 22, 2021, certain affiliates (the “Sellers”) of First Real Estate Investment Trust of New Jersey, Inc. (“FREIT”) entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with MCB Acquisition Company, LLC (the “Purchaser”) pursuant to which the Sellers have agreed to sell three properties (the “Properties”) to the Purchaser for an aggregate purchase price of $267,000,000, subject to customary prorations for taxes and operating expenses. The gross proceeds of the sale will be used to satisfy related mortgage debt in the approximate amount of $156,000,000 and pay customary transaction expenses and transfer taxes. A portion of the purchase price will be deposited in escrow in an amount to be determined by the Sellers and the Purchaser at the time of closing with respect to leases where the rent commencement date has not occurred or economic obligations under certain leases remain unpaid. The net proceeds of the sale will be allocated to FREIT based upon FREIT’s interest in the three entities that own the Properties as described below.

The Properties consist of:

•	Damascus Center, a 144,000 square foot shopping center in Damascus, Maryland owned by Damascus Centre, LLC, a joint venture in which FREIT owns a 70% interest;
•	The Rotunda, a mixed use property comprised of 295,000 square feet of office and retail and a 379-unit residential apartment community in Baltimore, Maryland, owned by Grande Rotunda, LLC, a joint venture in which FREIT owns a 60% interest; and
•	Westridge Square, a 253,000 square foot shopping center in Frederick, Maryland owned by FREIT’s 100% owned subsidiary, WestFREIT Corp.

The Purchase and Sale Agreement is subject to closing conditions and other terms and conditions customary for real estate transactions and provides that the Purchaser has the right, in its sole discretion, for any reason or no reason, to terminate the Purchase and Sale Agreement during a due diligence period which expires on December 22, 2021.

The Purchase and Sale Agreement requires the Purchaser to make an initial deposit of $3,000,000 within three business days of the effective date of the agreement and an additional $7,000,000 deposit upon the expiration of the due diligence period. The deposits become non-refundable after the expiration of the due diligence period, except under certain limited circumstances.

The Purchase and Sale Agreement contains various representations and warranties of the parties customary for a transaction of this nature.

The transaction is scheduled to close by December 31, 2021. No assurance can be given as to the timing or whether this transaction will be consummated.

Forward-Looking and Cautionary Statements

This current report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise and we may not be able to realize them. The following risks and uncertainties, among others, could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: industry and economic conditions; FREIT’s ability to satisfy the conditions to closing and complete the proposed transaction; FREIT’s dependence upon its external manager to conduct its business and achieve its investment objectives; unknown liabilities acquired in connection with acquired properties or interests in real estate-related entities; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of FREIT’s properties, potential illiquidity of FREIT’s remaining real estate investments, condemnations, and potential damage from natural disasters); the financial performance of FREIT’s tenants; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect the Trust and its major tenants; volatility and uncertainty in the financial markets, including potential fluctuations in the consumer price index; risks associated with FREIT’s failure to maintain status as a REIT under the Internal Revenue Code of 1986, as amended; and other additional risks discussed in FREIT’s annual report on Form 10-K for the fiscal year ended October 31, 2020. FREIT expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, INC.
(Registrant)

By:	/s/ Robert S. Hekemian, Jr.
Robert S. Hekemian, Jr.
President and Chief Executive Officer

Date: November 29, 2021

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